Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports Second Quarter Operating Results

•
Reported Second Quarter 2025 GAAP Net Earnings of $0.01 per share, consistent with $0.01 per share for the Second Quarter 2024 and Increased NAREIT FFO and FFO before special items to $0.27 per share and $0.32 per share, respectively, as compared to $0.25 per share and $0.31 per share for the Second Quarter 2024, respectively
•
Reaffirmed Core Same Property NOI Growth Full-Year Guidance of 5-6%; achieved growth of 4.2% for the Second Quarter
•
Increased Core Portfolio Occupancy Percentage by 50 basis points to 92.2% and maintained Total Signed Not Yet Opened Pipeline at approximately 7% of pro-rata minimum rent
•
Executed a 35,000 square foot lease at 555 9th Street with LA Fitness (Club Studio) in San Francisco, California
•
Completed $157 Million of accretive Core Street Retail acquisitions during the Second Quarter

RYE, NY (July 29, 2025) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2025. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“Core” or “Core Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We delivered another strong quarter as we are continuing to see positive momentum from our differentiated Street Retail portfolio. Our same-property NOI is on track to grow 5-6% this year. In addition, we invested $157 million in accretive Street Retail assets, expanding our scale in our NYC corridors of Williamsburg and Flatiron/Union Square. And lastly, during the quarter, we have further enhanced our liquidity, reduced borrowing costs, and extended duration of our debt maturities. We have a strong and liquid balance sheet, an irreplaceable Street Retail Portfolio and an Investment Management Business that is built to capitalize in all cycles.”

1

Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to net operating income (“NOI”) is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Units holders) and all per share amounts are on a fully-diluted basis.

	Financial Results
	2025–2Q	2024–2Q
Net earnings per share attributable to Acadia	$0.01	$0.01
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.23	0.23
Loss on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	—	0.01
Impairment charges (net of noncontrolling interest share other than Common OP Units)	0.03	—
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.27	$0.25
Net unrealized holding (gain) loss [1]	0.01	0.03
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.28	$0.28
Realized gains and promotes [1]	0.04	0.03
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.32	$0.31

1.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company had realized investment gains of $5.4 million for the quarter ended June 30, 2025, and had realized investment gains of $3.6 million for the quarter ended June 30, 2024. Refer to the “Notes to Financial Highlights” on page 14 of this document.

Net Income

•
Net income for the quarter ended June 30, 2025, was $1.6 million, or $0.01 per share. This includes a non-cash impairment charge of approximately $4.2 million (net of noncontrolling interest share), or $0.03 per share, related to two properties within its Investment Management Platform, one of which is anticipated to be sold during the second half of 2025 and another that is being marketed for sale.

•
This compares with net income of $1.2 million, or $0.01 per share, for the quarter ended June 30, 2024.

2

NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the quarter ended June 30, 2025 was $38.1 million, or $0.27 per share, representing an increase of 8% as compared to $0.25 per share for the quarter ended June 30, 2024.

FFO Before Special Items

•
Funds From Operations (“FFO”) Before Special Items for the quarter ended June 30, 2025 was $44.1 million, or $0.32 per share, as compared to $0.31 per share for the quarter ended June 30, 2024. The Company had $5.4 million of realized investment gains, or $0.04 per share, from the sale of Albertsons stock during the quarter ended June 30, 2025.

Same-Property NOI

•
Reaffirmed Core Same Property NOI Growth Full-Year Guidance of 5-6%, excluding redevelopments. Achieved Same Property NOI Growth of 4.2% for the Second Quarter, driven by increased occupancy.

Leasing and Occupancy Update

•
Driven by the execution of approximately $4 million of pro-rata ABR from new leases, maintained its Total Signed Not Yet Opened Pipeline at $15 million at June 30, 2025 (inclusive of Core Operating, Core Redevelopments and its pro-rata share of Investment Management), which represented approximately 7% of pro-rata minimum rent. Approximately $4.5 million of pro-rata ABR commenced in the latter part of the second quarter.

•
Core Portfolio Occupancy percentage increased 50 basis points to 92.2% compared to 91.7% as of March 31, 2025. As of June 30, 2025, Core Portfolio Leased percentage declined by 80 basis points to 94.7% from 95.5% as of March 31, 2025, primarily due to the anticipated suburban bankruptcies of Joanne Fabrics (one location) and Party City (one location), which aggregated approximately 30 basis points of ABR at our share.

•
For the quarter ended June 30, 2025, conforming GAAP and cash leasing spreads on new and renewal leases were 2.9% and (5.6%), respectively, reflecting the impact of the previously announced lease at 152-154 Spring Street in SoHo, Manhattan. The expiring lease, which is the last of that vintage, was executed in 2015 (prior peak) and was replaced in the second quarter with Watchfinder & Co.(a Richemont brand). Subsequent to June 30, 2025, the Company has executed several new and renewal leases in SoHo, Manhattan, including strategic recaptures, resulting in double digit GAAP and Cash leasing spreads.

•
The Company signed a new lease with LA Fitness Club Studio for approximately 35,000 square feet at its redevelopment project at 555 9th in San Francisco, California. Parent company of LA Fitness, City

3

Sports Clubs, Esporta and Club Studio, Fitness International LLC’s Club Studio concept is a premium, boutique-style fitness experience that combines various fitness studios, luxury amenities, and wellness services under one roof. The lease is subject to customary conditions and approvals and is currently anticipated to commence in late 2026. This follows the previously announced lease with T&T Supermarket at its redevelopment project at City Center, and we believe provides further evidence of an ongoing recovery in San Francisco.

Acquisition Activity

During the quarter ended June 30, 2025, the Company completed approximately $157 million of acquisitions as further described below.

Core Portfolio Acquisitions

•
Williamsburg, Brooklyn, New York. In June 2025, the Company completed the acquisition of 70 and 93 North 6th Street in Williamsburg, Brooklyn, a collection of three retail storefronts for $50 million. This followed the previously announced April 2025 acquisition of 95, 97 and 107 North 6th Street in Williamsburg, Brooklyn, a collection of three retail storefronts for $60 million. Together, these fully leased acquisitions include an exciting lineup of retailers including On Running, Lululemon, Abercrombie & Fitch, and others.

Within a span of eight months, inclusive of these acquisitions, the Company has accretively acquired 10 prime retail storefronts on North 6th Street in Williamsburg, Brooklyn, establishing itself as the dominant landlord in this must-have corridor. This accumulation of scale enables the Company to effectively execute its strategy of curation to create incremental growth and value.

•
Flatiron/Union Square, Manhattan, New York. In April 2025, as previously announced, the Company completed the acquisition of 85 5th Avenue for $47 million located on a key corner in the vibrant Flatiron/Union Square neighborhood of Manhattan. The property is fully leased to a high credit tenant.

Investment Management Dispositions

•
Eden Square, Bear, Delaware. In June 2025, the Company, through its Fund IV platform, completed the disposition of a 229,000 square foot shopping center in Delaware for $28 million, of which the Company’s share was $5.8 million.

4

Balance Sheet

Financing:

During the second quarter, the Company entered into a new five-year $250 million delayed draw term loan (of which $175 million was drawn at closing) at an initial rate of 120 basis points over SOFR equating to an all-in rate of approximately 4.6%, inclusive of interest rate swaps that were executed. The proceeds were used to repay amounts outstanding on its revolving credit facility and a secured obligation.

As of June 30, in addition to the $75 million available under the new $250 million delayed draw term loan discussed above, the Company has $471.5 million of additional capacity under its revolving credit facility.

The Company did not raise any additional common share equity during the quarter. At June 30, 2025, the Company has unsettled forward equity contracts to sell 2.4 million shares remaining for aggregate net proceeds of approximately $55 million.

Debt-to-EBITDA Metrics:

•
Net Debt-to-EBITDA, inclusive of its pro-rata share of its Investment Management Platform and the unsettled forward equity discussed above, was 5.5x at June 30, 2025 as compared to 6.3x at June 30, 2024. Refer to the second quarter 2025 Supplemental Information package for reconciliations and details on financial ratios.

No Significant Core Debt Maturities until 2028:

Core debt maturing of 0.1%, 3.1%, and 2.9% in 2025, 2026, and 2027, respectively.

5

Guidance

The Company has maintained its NAREIT FFO and FFO Before Special items per diluted share revised 2025 annual guidance and has updated its annual 2025 Net earnings per diluted share as follows:

	2025 Guidance
	Revised	Prior [1]

Net earnings per share attributable to Acadia	$0.09-$0.13	$0.12-$0.16
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	1.00	1.00
Impairment charges (net of noncontrolling interest share other than Common OP Units)	0.04	0.01
Loss on change in control	0.08	0.08
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.22-$1.26	$1.22-$1.26
Net unrealized holding gain [2]	(0.01)	(0.01)
Funds From Operations Before Special Items and Realized Gains per share attributable to Common Shareholders and Common OP Unit holders	$1.21-$1.25	$1.21-$1.25
Realized gains and promotes [3]	0.11-0.14	0.11-0.14
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.32-$1.39	$1.32-$1.39

1.
As disclosed in the Company’s April 29, 2025 earnings release.
2.
This represents the actual unrealized mark-to-market holdings gain related to the Company's investment in Albertsons, which was recognized in NAREIT FFO for the six months ended June 30, 2025. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e., changes in share price) on Albertsons in its 2025 guidance assumptions.
3.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company realized gains of $0.04 per share for the six months ended June 30, 2025. The Company reaffirms its prior guidance of $16-$19 million of realized gains and promotes.

6

Conference Call

Management will conduct a conference call on Wednesday, July 30, 2025 at 12:00 PM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, July 30, 2025
Time:	12:00 PM ET
Participant call:	Second Quarter 2025 Dial-In
Participant webcast:	Second Quarter 2025 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events & Presentations

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio (“Core” or “Core Portfolio”) of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

7

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability and global trade disruptions, which may lead to a disruption of or lack of access to the capital markets and other sources of funding, and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak

8

only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

9

Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental	$98,297	$85,626	$200,937	$171,663
Other	2,295	1,628	4,049	6,947
Total revenues	100,592	87,254	204,986	178,610

Expenses
Depreciation and amortization	39,269	34,281	78,709	69,221
General and administrative	11,532	10,179	23,129	19,947
Real estate taxes	13,317	9,981	26,620	22,327
Property operating	17,524	15,781	35,804	34,877
Impairment charges	18,190	—	24,640	—
Total expenses	99,832	70,222	188,902	146,372

Gain (loss) on disposition of properties	—	757	—	(441)
Operating income	760	17,789	16,084	31,797
Equity in (losses) earnings of unconsolidated affiliates	(4,191)	4,480	(5,904)	4,168
Interest income	6,358	5,413	12,454	10,651
Realized and unrealized holding (losses) gains on investments and other	(54)	(2,364)	1,567	(4,415)
Interest expense	(23,604)	(23,581)	(46,851)	(47,290)
Loss on change in control	—	—	(9,622)	—
(Loss) income from continuing operations before income taxes	(20,731)	1,737	(32,272)	(5,089)
Income tax provision	(211)	(155)	(327)	(186)
Net (loss) income	(20,942)	1,582	(32,599)	(5,275)
Net loss attributable to redeemable noncontrolling interests	1,724	2,292	3,393	4,846
Net loss (income) attributable to noncontrolling interests	21,181	(2,431)	32,777	5,141
Net income attributable to Acadia shareholders	$1,963	$1,443	$3,571	$4,712

Less: earnings attributable to unvested participating securities	(338)	(290)	(677)	(577)
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$1,625	$1,153	$2,894	$4,135

Weighted average shares for basic earnings per share	130,981	103,592	126,182	102,860
Weighted average shares for diluted earnings per share	130,981	103,592	126,182	102,860

Net earnings per share - basic (2)	$0.01	$0.01	$0.02	$0.04
Net earnings per share - diluted (2)	$0.01	$0.01	$0.02	$0.04

10

Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income attributable to Acadia	$1,963	$1,443	$3,571	$4,712

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	31,665	26,291	63,272	53,378
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	4,185	—	5,768	—
Loss on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	86	568	86	843
Loss on change in control	—	—	9,622	—
Income attributable to Common OP Unit holders	108	103	204	306
Distributions - Preferred OP Units	67	84	134	207
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$38,074	$28,489	$82,657	$59,446

Transaction costs	152	—	678	—
Unrealized holding (gain) loss	494	2,308	(1,178)	4,323
Realized gain	5,406	3,586	5,406	7,580
FFO before Special Items attributable to Common Shareholder and Common OP Unit holders [1]	$44,126	$34,383	$87,563	$71,349

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	130,981	103,592	126,182	102,860
Weighted-average OP Units outstanding	7,672	7,228	7,828	7,525
Assumed conversion of Preferred OP Units to Common Shares	256	319	256	25
Assumed conversion of LTIP units and restricted share units to Common Shares	—	698	—	686
Weighted average number of Common Shares and Common OP Units	138,909	111,837	134,266	111,096

Diluted Funds from operations, per Common Share and Common OP Unit	$0.27	$0.25	$0.62	$0.54

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.32	$0.31	$0.65	$0.64

11

Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Consolidated operating income	$760	$17,789	$16,084	$31,797
Add back:
General and administrative	11,532	10,179	23,129	19,947
Depreciation and amortization	39,269	34,281	78,709	69,221
Impairment charges	18,190	—	24,640	—
(Gain) loss on disposition of properties	—	(757)	—	441
Less:
Above/below-market rent, straight-line rent and other adjustments	(3,194)	(2,869)	(5,906)	(7,477)
Termination income	—	—	(8,366)	—
Consolidated NOI	66,557	58,623	128,290	113,929

Redeemable noncontrolling interest in consolidated NOI	(1,376)	(1,381)	(3,264)	(2,422)
Noncontrolling interest in consolidated NOI	(19,489)	(18,322)	(37,144)	(35,253)
Less:
Operating Partnership's interest in Investment Management NOI included above	(7,936)	(6,132)	(14,683)	(11,473)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (5)	873	2,251	2,160	6,212
Core Portfolio NOI	$38,629	$35,039	$75,359	$70,993

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Core Portfolio NOI	$38,629	$35,039	$75,359	$70,993
Less properties excluded from Same-Property NOI	(4,152)	(1,941)	(7,041)	(5,392)
Same-Property NOI	$34,477	$33,098	$68,318	$65,601

Percent change from prior year period	4.2%		4.1%

Components of Same-Property NOI:
Same-Property Revenues	$48,109	$46,626	$95,745	$93,071
Same-Property Operating Expenses	(13,632)	(13,528)	(27,427)	(27,470)
Same-Property NOI	$34,477	$33,098	$68,318	$65,601

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	June 30, 2025	December 31, 2024
Assets
Investments in real estate, at cost
Buildings and improvements	$3,398,124	$3,174,250
Tenant improvements	326,565	304,645
Land	1,127,913	906,031
Construction in progress	29,477	23,704
Right-of-use assets - finance leases	61,366	61,366
Total	4,943,445	4,469,996
Less: Accumulated depreciation and amortization	(980,639)	(926,022)
Operating real estate, net	3,962,806	3,543,974
Real estate under development	153,196	129,619
Net investments in real estate	4,116,002	3,673,593
Notes receivable, net ($1,704 and $2,004 of allowance for credit losses as of June 30, 2025 and December 31, 2024, respectively)	154,682	126,584
Investments in and advances to unconsolidated affiliates	172,418	209,232
Other assets, net	219,598	223,767
Right-of-use assets - operating leases, net	25,609	25,531
Cash and cash equivalents	42,780	16,806
Restricted cash	25,029	22,897
Marketable securities	10,908	14,771
Rents receivable, net	61,099	58,022
Assets of properties held for sale	47,444	—
Total assets	$4,875,569	$4,371,203

Liabilities:
Mortgage and other notes payable, net	$1,007,588	$953,700
Unsecured notes payable, net	743,049	569,566
Unsecured line of credit	53,500	14,000
Accounts payable and other liabilities	270,985	232,726
Lease liabilities - operating leases	27,980	27,920
Dividends and distributions payable	27,748	24,505
Distributions in excess of income from, and investments in, unconsolidated affiliates	17,223	16,514
Liabilities of properties held for sale	163	—
Total liabilities	2,148,236	1,838,931
Commitments and contingencies
Redeemable noncontrolling interests	21,174	30,583

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 131,010,546 and 119,657,594 shares as of June 30, 2025 and December 31, 2024, respectively	131	120
Additional paid-in capital	2,707,218	2,436,285
Accumulated other comprehensive income	19,982	38,650
Distributions in excess of accumulated earnings	(458,205)	(409,383)
Total Acadia shareholders’ equity	2,269,126	2,065,672
Noncontrolling interests	437,033	436,017
Total equity	2,706,159	2,501,689
Total liabilities, redeemable noncontrolling interests, and equity	$4,875,569	$4,371,203

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Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

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ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
(4)
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
(5)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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